UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 11, 2019

LogMeIn, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-34391	20-1515952

(State or Other Jurisdiction of	(Commission File Number)	(IRS Employer
Incorporation or Organization)		Identification No.)

320 Summer Street
Boston, Massachusetts	02210

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (781)-638-9050

(Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

TABLE OF CONTENTS

Item 2.02.	Results of Operations and Financial Condition
Item 2.05.	Costs Associated with Exit or Disposal Activities
Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers
Item 7.01.	Regulation FD Disclosure
Item 9.01.	Financial Statements and Exhibits

SIGNATURE

Item 2.02.	Results of Operations and Financial Condition.

On February 14, 2019, LogMeIn, Inc. (the “Company”) announced its financial results for the fourth quarter and fiscal year 2018. The full text of the press release issued in connection with the announcement is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information in this Current Report on Form 8-K (including Exhibit 99.1) shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 2.05.	Costs Associated with Exit or Disposal Activities.

On February 11, 2019, the Company’s Board of Directors (the “Board”) approved a global restructuring plan, including a reduction in force which will result in the termination of approximately 4% of the Company’s workforce and the consolidation of certain leased facilities.  By restructuring, the Company intends to streamline its organization and reallocate resources to better align with the Company’s current growth acceleration goals.  The Company expects to substantially complete the restructuring by the end of fiscal year 2019.  Upon completion of the restructuring plan, the Company expects to achieve annualized cost savings of approximately $26 million.

The Company anticipates incurring pre-tax restructuring charges of approximately $17 million during 2019, approximately $14 million of which will be cash expenditures. The pre-tax restructuring charges are comprised of approximately $10 million in one-time employee termination benefits and $7 million for facilities-related and other costs.

An announcement of the restructuring plan has been included in the press release furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 14, 2019, the Company also announced a board succession plan whereby the Company’s co-founder and long-time Chairman, Michael K. Simon, will resign from the Board effective as of the conclusion of the Company’s Annual Meeting of Stockholders on May 30, 2019 and has resigned his position as Chairman of the Board effective as of the close of business on March 1, 2019.  The Board has named Robert M. Calderoni, who is currently serving as a Class I member of the Board, to succeed Mr. Simon as the Company’s Chairman.   Mr. Simon’s decision to resign was not the result of any disagreement with the Board or the Company relating to its operations, policies or practices.

An announcement of the board succession plan has been included in the press release furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Item 7.01.	Regulation FD Disclosure

On February 14, 2019, the Company announced that it will pay a $0.325 per share dividend on March 12, 2019 to stockholders of record as of February 25, 2019. LogMeIn currently has approximately 50.8 million shares of common stock outstanding.

Item 9.01.	Financial Statements and Exhibits

(d)  Exhibits

The following exhibit relating to Item 2.02 shall be deemed to be furnished, and not filed:

Exhibit No.	Description
99.1	Press release entitled “LogMeIn Announces Fourth Quarter and Fiscal Year 2018 Results,” issued by the Company on February 14, 2019.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LOGMEIN, INC.

Date: February 14, 2019	By:	/s/ Michael J. Donahue
Michael J. Donahue
SVP, General Counsel & Secretary